UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2022

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

(Address of principal executive offices) (Zip Code)

+61-03- 9882-0780

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of principal U.S. market on which traded
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

GS Capital Partners, LLC

On August 12, 2022, Propanc Biopharma, Inc. (the “Company”) entered into a securities purchase agreement (the “GS Capital Purchase Agreement”) with GS Capital Partners, LLC (“GS Capital”), pursuant to which GS Capital purchased a convertible redeemable note (the “GS Capital Note”) from the Company in the aggregate principal amount of $93,000, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of GS Capital. The transaction contemplated by the GS Capital Purchase Agreement closed on April 16, 2022. The GS Capital Note contains a $5,000 original issue discount. The Company intends to use the net proceeds ($88,000) from the GS Capital Note for general working capital purposes.

The maturity date of the GS Capital Note is August 12, 2023 (the “Maturity Date”). The GS Capital Note shall bear interest at a rate of 8% per annum, which interest may be paid by the Company to GS Capital in shares of common stock, but shall not be payable until the GS Capital Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment. The GS Capital Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by GS Capital surrendering the same. GS Capital is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the GS Capital Note then outstanding into shares of the Company’s common stock (the “Common Stock”) at a price for each share of Common Stock (“Conversion Price”) of $0.0028 per share (the “Fixed Price”). However, in the event the Company’s Common Stock trades below $0.002 per share for more than five (5) consecutive trading days, then the Fixed Price shall be equal to $0.0013 per share. In the event of default, the Conversion Price shall be equal to 65% of the lowest trading price of the Common Stock as reported on the OTC Markets on which the Company’s shares are then traded or any exchange upon which the Common Stock may be traded in the future, for the ten prior trading days including the day upon which a Notice of Conversion is received by the Company. GS Capital is restricted from effecting a conversion if such conversion, along with other shares of the Company’s common stock beneficially owned by GS Capital, exceeds 4.99% of the outstanding shares of the Company’s Common Stock.

The GS Capital Note may be prepaid until 180 days from the issuance date. If the GS Capital Note is prepaid within 60 days of the issuance date, then the prepayment premium shall be 110% of the face amount plus any accrued interest, if prepaid after 60 days from the issuance date, but less than 91 days from the issuance date, then the prepayment premium shall be 115% of the face amount plus any accrued interest, if prepaid after 90 days from the issuance date, but less than 121 days from the issuance date, then the prepayment premium shall be 120% of the face amount plus any accrued interest, if prepaid after 120 days from the issuance date, then the prepayment premium shall be 130% of the face amount plus any accrued interest. So long as the GS Capital Note is outstanding, the Company covenants not to, without prior written consent from GS Capital, sell, lease or otherwise dispose of all or substantially all of its assets outside the ordinary course of business which would render the Company a “shell company” as such term is defined in Rule 144.

Pursuant to the terms of the GS Purchase Agreement, the Company paid GS Capital’s legal fees of $5,500.

Other than as described above, the GS Capital Note contains certain events of default, including failure to timely issue shares upon receipt of a notice of conversion, as well as certain customary events of default, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, liquidation and failure by the Company to pay the principal and interest due under the GS Capital Note.

Upon the occurrence and during the continuation of certain events of default, interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law.

In the event that the Company fails to deliver to GS Capital shares of Common Stock issuable upon conversion of principal or interest under the GS Capital Note, the penalty shall be $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty shall increase to $500 per day beginning on the 10th day.

The GS Note was issued, and any shares to be issued pursuant to any conversion of the note shall be issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

ONE44 Capital LLC

On August 15, 2022, the Company entered into a securities purchase agreement (the “ONE44 Purchase Agreement”) with ONE44 Capital LLC, (“ONE44 Capital”), pursuant to which ONE44 Capital purchased a convertible redeemable note (the “ONE44 Note”) from the Company in the aggregate principal amount of $110,000, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of ONE44 Capital. The transaction contemplated by the ONE44 Purchase Agreement closed on August 16, 2022. The One44 Note contains an original issue discount amount of $10,000.The Company intends to use the net proceeds ($100,000) from the ONE44 Note for general working capital purposes.

The maturity date of the One44 Note is August 15, 2023 (the “Maturity Date”). The ONE44 Note shall bear interest at a rate of 10% per annum, which interest may be paid by the Company to ONE44 Capital in shares of common stock, but shall not be payable until the ONE44 Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment, as described below. The ONE44 Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by ONE44 surrendering the same. ONE44 Capital has the option to convert all or any amount of the principal face amount of the ONE44 Note at any time after the 6th monthly anniversary of the ONE44 Note. The “Conversion Price” shall mean 65% multiplied by the lowest closing bid price of the Company’s common stock as reported on the OTC Markets on which the Company’s shares are then traded or any exchange upon which the Common Stock may be traded in the future, for the ten prior trading days including the day upon which a Notice of Conversion is received by the Company.. Notwithstanding the foregoing, ONE44 shall be restricted from effecting a conversion if such conversion, along with other shares of the Company’s common stock beneficially owned by ONE44 and its affiliates, exceeds 4.99% of the outstanding shares of the Company’s common stock.

The ONE44 Note may be prepaid until 180 days from the issuance date. If the ONE44 Note is prepaid within 60 days of the issuance date, then the prepayment premium shall be 120% of the face amount plus any accrued interest, if prepaid after 60 days from the issuance date, but less than 120 days from the issuance date, then the prepayment premium shall be 130% of the face amount plus any accrued interest, if prepaid after 120 days from the issuance date, up to 180 from the issuance date, then the prepayment premium shall be 135% of the face amount plus any accrued interest. So long as the ONE44 Note is outstanding, the Company covenants not to, without prior written consent from ONE44, sell, lease or otherwise dispose of all or substantially all of its assets outside the ordinary course of business which would render the Company a “shell company” as such term is defined in Rule 144.

Pursuant to the terms of the ONE44 Purchase Agreement, the Company will pay ONE44 Capital’s legal fees of $5,500.

Other than as described above, the ONE44 Note contains certain events of default, including failure to timely issue shares upon receipt of a notice of conversion, as well as certain customary events of default, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, liquidation and failure by the Company to pay the principal and interest due under the Note.

Upon the occurrence and during the continuation of certain events of default, the ONE44 Note will accrue an interest rate of 24%.

In the event that the Company fails to deliver to ONE44 Capital shares of common stock issuable upon conversion of principal or interest under the ONE44 Capital Note, the penalty shall be $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty shall increase to $500 per day beginning on the 10th day.

The ONE44 Note was issued, and any shares to be issued pursuant to any conversion of the note shall be issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The foregoing description of the GS Capital Note, the ONE44 Note, the GS Purchase Agreement, and the ONE44 Purchase Agreement do not purport to be complete and is qualified in their entirety by reference to the full text of the respective notes and purchase agreements, which are filed as Exhibits 4.1,4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1*	8% Convertible Redeemable Note, dated August 12, 2022, issued by the Company to GS Capital Partners, LLC
4.2*	10% Convertible Redeemable Note, dated August 15, 2022, issued by the Company to ONE44 Capital LLC
10.1*	Securities Purchase Agreement, dated August 12, 2022, by and between the Company and GS Capital Partners, LLC
10.2*	Securities Purchase Agreement, dated August 15, 2022, issued by the Company to ONE44 Capital LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPANC BIOPHARMA, INC.

	By:	/s/ James Nathanielsz
	Name:	James Nathanielsz
Dated: August 18, 2022	Title:	Chief Executive Officer